UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 1050 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Private Sale and Issuance Restricted Shares

Between January 29, 2021 through February 1, 2021, Mitesco, Inc. (the “Company”) entered into a Securities Purchase Agreements (the “SPA”) with forty-five (45) investors, for the sale of 8,192,000 shares of the Company’s restricted common stock for the aggregate price of  $2,048,000, at a price of $.25 per share. The price was determined based on the prior day ten (10) day average closing price, less a 20% discount for the risk associated with restricted stock. The transaction was executed directly with the Company and no brokers, dealers or representatives were involved.

The purchasers of the common stock  shares include executives who are a part of the senior management team of The Good Clinic, LLC, a wholly owned subsidiary of the Company, and parties related to other executives in the Company, as well as a number of historical shareholders.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Form of the SPA, filed as Exhibit 10.01 to this Current Report on Form 8-K, and are incorporated herein by reference.

Restricted Common Stock Issuance and Cancellation of all Convertible Bridge Notes

On August 20, 2020, September 30, 2020, October 30, 2020. December 9, 2020,  the Company entered into convertible promissory notes with Eagle Equities, LLC  which had aggregate principal outstanding of  $200,200, $114,400, $114,400 and $220,000 as of February 8, 2021. On February 1, 2021, and in agreements executed on February 8, 2021, the Company entered into agreements with Eagle Equities, LLC whereby the principal and interest under each note were exchanged for an aggregate of 3,524,049 shares of the Company’s restricted common stock. The Agreements are included as Exhibit 10.02 through 10.06 to this report on Form 8-K. Upon issuance of the aforementioned common shares to Eagle Equities, LLC, the Company will have no convertible notes outstanding.

Share Exchange of Series A Preferred, Series B Preferred with Restricted Common Stock

As disclosed in a report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2020, the Company issued a total of 4,800 shares of its Series A Preferred Stock  to four (4) individuals in association with its The Good Clinic, LLC business unit. On or about February 1, 2021 the  holders of the Series A Preferred shares agreed to exchange their Series A Preferred Stock for an aggregate of 600,000 shares of the Company’s newly issued restricted common stock, with each holder to receive 150,000 shares. The Agreement which details this exchange is included as Exhibit 10.06 to this report on Form 8-K. Upon issuance of the aforementioned common shares, the Company will have no Series A Preferred shares outstanding.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. Section 4(2) was available because the offer and sale of securities did  not involve a public offering.

Item 7.01	Regulation FD Disclosure.

On February 5, 2021, the Company issued a press announcing its progress on expansion and capital related matters.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

“The Good Clinic” begins operations in Minneapolis, Minnesota

The Company has initiated operations at its flagship unit at The Nord Haus multifamily complex developed by Lennar Corporation. The Company previously announced  a letter of intent documents for two (2) additional Lennar properties in Denver, Colorado.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Form of Securities Purchase Agreement used for private placement of restricted common stock
10.02	Agreement to exchange amounts due under convertible note dated August 20, 2020 for restricted common stock
10.03	Agreement to exchange amounts due under convertible note dated September 20, 2020 for restricted common stock
10.04	Agreement to exchange amounts due under convertible note dated October 30, 2020 for restricted common stock
10.05	Agreement to exchange amounts due under convertible note dated December 9, 2020 for restricted common stock
10.06	Form of Exchange Agreement for Restricted Common Stock with Four (4) Parties Regarding Clinic Assets
99.1	Press release dated February 5, 2021 regarding business and capital related matters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: February 10, 2021	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer